Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, CNA Financial Debenture-Backed Series 2003-10

*CUSIP:	21988G122	Class	A-1
	21988GCQ7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 9, 2014.

INTEREST ACCOUNT

Balance as of November 15, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of January 9, 2014 Call Price received on January 9, 2014 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$797,906.59

LESS:
Distribution of interest cash to Class A-1 Holders on January 9, 2014 Call Date	–$	304,500.00
Distribution of interest cash to Class A-2 Holders on January 9, 2014 Call Date	–$	493,406.59
Distribution to Depositor	–$	0.00
Distribution to Trustee	–$	0.00
Balance as of January 9, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of November 15, 2013		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of January 9, 2014 Call Price received on January 9, 2014 Call Date upon exercise of Call Warrants by 100% of the holders thereof		$29,000,000.00

LESS:
Distribution to Class A-1 Holders	–$	29,000,000.00
Distribution to Class A-2 Holders	–$	0.00
Distribution of $29,000,000 principal amount of underlying securities to Call Warrants Holder on January 9, 2014	–$	0.00
Balance as of January 9, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF January 9, 2014

Principal Amount	Title of Security

$0.00	CNA Financial Corporation 7.250% Debentures due November 15, 2023
	*CUSIP:	126117AE0

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.